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                                                                  Exhibit (o)(1)
                    MULTIPLE CLASS PLAN FOR EATON VANCE FUNDS

                               Dated June 23, 1997

     WHEREAS, each trust (each a "Trust") listed on Schedule A engages in business as an open-end investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trustees (hereafter the "Trustees") of each Trust have established four classes of shares of the series of the Trust (each a "Fund") which series are listed on Schedule A hereto, such classes having been designated Class A, Class B, Class C and Class I (the "Classes");

     WHEREAS, each Fund is established in accordance with Section 18(f)(2) of the Act, its shares are registered on Form N-1A under the Securities Act of 1933, and it is entitled to have a multiple class plan adopted on its behalf by the Trust pursuant to Rule 18f-3 under the Act;

     WHEREAS, the Trustees of the Trust desire to set forth herein the separate arrangements, expense allocations, and any related conversion features or exchange privileges of the Classes; and

     WHEREAS, the Trustees of the Trust (including a majority of those Trustees who are not interested persons of the Trust) have determined that adoption of this Multiple Class Plan, including the expense allocations set forth herein, is in the best interests of each Class individually and each Fund as a whole.

     NOW, THEREFORE, each Trust hereby adopts this Multiple Class Plan (the "Plan") on behalf of each Fund in accordance with Rule 18f-3 under the Act and containing the following terms and conditions:

     1. Pursuant to each Fund's contractual arrangements and various actions taken by the Trustees and as described in the Fund's prospectuses, each Class of shares is subject to different distribution arrangements and accordingly is subject to different expenses related thereto, including distribution fees and shareholder service expenses. Class A shares are offered subject to an initial sales charge and are subject to service fee payments in amounts not exceeding
 .25% of the average daily net assets attributable to such Class for each fiscal year. Class B shares are offered subject to a declining contingent deferred sales charge, a distribution fee of .75% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class C shares are offered subject to a 1% contingent deferred sales charge for redemption within the first year, a distribution fee of .75% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class I shares are offered at net asset value to certain investors and are not subject to distribution or service fee payments. These fees and sales charges may change over time. As described in the Fund's prospectuses, the sales charges described above may be reduced or waived under certain circumstances.

     2. At the discretion of the Treasurer of the Trust, each Class may pay a different share of other expenses (not including advisory or custodial fees or other expenses related to the management of the Fund's assets) that are actually incurred in a different amount by that Class or if the Class receives services of a different kind or to a different degree than another Class. Such expenses include, but are not limited to, the following (a) transfer agency costs


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(including  entities  performing  account  maintenance,  dividend  disbursing or subaccounting activities and administration of dividend reinvestment, systematic investment and withdrawal plans) attributable to a Class, (b) the cost of
preparing,   printing  and  mailing  materials  such  as  shareholder   reports,
prospectuses and proxy materials to current shareholders of a Class, (c) any registration, notice or filing fees of the Securities and Exchange Commission and state securities agencies, (d) the expense of administrative personnel and services required to support the shareholders of a Class, (e) Trustees' fees or expenses incurred as a result of issues or matters relating to a Class, and (f) legal, auditing and accounting expenses relating to a Class. Such expense allocation is subject to the continuing availability of a revenue procedure of the Internal Revenue Service to the effect that the payments made under a Fund's contractual arrangements and other Class specific expenses with respect to a Class of shares do not result in such Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code.

     3. Income, realized and unrealized capital gains and losses, and expenses of the Fund not allocated to a particular Class pursuant to the foregoing shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund.

     4. For shares purchased prior to April 26, 1996, Class I shares of an EV Marathon series of Eaton Vance Investment Trust (to be renamed "Class B shares") shall automatically convert to Class II shares of such series (to be renamed "Class A shares") on the fourth anniversary on which Class I shares were purchased. For shares purchased thereafter, such Class I shares held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to such Class II shares. Such conversion will occur during the month following the expiration of the holding period. Such conversion shall be effected on the basis of the relative net asset values per share of the two Classes without the imposition of any sales load, fee or other charge. For purposes of this conversion, all distributions paid on such Class I shares which the shareholder elects to reinvest in Class I shares will be considered to be held in a separate sub-account. Upon the conversion of such Class I shares not acquired through the reinvestment of distributions, a pro rata portion of the Class I shares held in the sub-account will also convert to such Class II shares. This portion will be determined by the ratio that such Class I shares being converted bear to the total of Class I shares (excluding shares acquired through reinvestment) in the account.

     5. Each Class of shares may be exchanged for shares of the same type of other funds in the Eaton Vance family of funds, which may change from time to time, subject to terms, conditions and limitations set forth in the relevant prospectuses.

     6. This Plan shall not take effect until after it has been approved by both a majority of Trustees and a majority of those Trustees who are not interested persons of a Trust.

     7. This Plan shall continue indefinitely, unless terminated or amended. All material amendments to this Plan shall be approved in the manner provided for Trustee approval of this Plan in Section 6. Additional series of a Trust with Classes of shares may become subject to this Plan upon Trustee approval as provided for in Section 6 and amendment of Schedule A hereto.

                                      * * *

                                       2
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                                                              September 16, 1997
                                   Schedule A

                            Eaton Vance Growth Trust
                            ------------------------

                     Eaton Vance Asian Small Companies Fund
                        Eaton Vance Information Age Fund
                     Eaton Vance Greater China Growth Fund
                Eaton Vance Worldwide Developing Resources Fund
                            Eaton Vance Growth Fund
                   Eaton Vance Worldwide Health Sciences Fund

                          Eaton Vance Investment Trust
                          ----------------------------

            Eaton Vance California Limited Maturity Municipals Fund
            Eaton Vance Connecticut Limited Maturity Municipals Fund
              Eaton Vance Florida Limited Maturity Municipals Fund
           Eaton Vance Massachusetts Limited Maturity Municipals Fund
             Eaton Vance Michigan Limited Maturity Municipals Fund
             Eaton Vance National Limited Maturity Municipals Fund
            Eaton Vance New Jersey Limited Maturity Municipals Fund
             Eaton Vance New York Limited Maturity Municipals Fund
               Eaton Vance Ohio Limited Maturity Municipals Fund
           Eaton Vance Pennsylvania Limited Maturity Municipals Fund

                          Eaton Vance Municipals Trust
                          ----------------------------

                      Eaton Vance Alabama Municipals Fund
                      Eaton Vance Arizona Municipals Fund
                      Eaton Vance Arkansas Municipals Fund
                     Eaton Vance California Municipals Fund
                      Eaton Vance Colorado Municipals Fund
                    Eaton Vance Connecticut Municipals Fund
                      Eaton Vance Florida Municipals Fund
                      Eaton Vance Georgia Municipals Fund
                      Eaton Vance Kentucky Municipals Fund
                     Eaton Vance Louisiana Municipals Fund
                      Eaton Vance Maryland Municipals Fund
                   Eaton Vance Massachusetts Municipals Fund
                      Eaton Vance Michigan Municipals Fund
                     Eaton Vance Minnesota Municipals Fund
                    Eaton Vance Mississippi Municipals Fund
                      Eaton Vance Missouri Municipals Fund
                      Eaton Vance National Municipals Fund
                     Eaton Vance New Jersey Municipals Fund
                      Eaton Vance New York Municipals Fund
                   Eaton Vance North Carolina Municipals Fund
                        Eaton Vance Ohio Municipals Fund
                       Eaton Vance Oregon Municipals Fund
                    Eaton Vance Pennsylvania Municipals Fund
                    Eaton Vance Rhode Island Municipals Fund
                   Eaton Vance South Carolina Municipals Fund
                     Eaton Vance Tennessee Municipals Fund
                       Eaton Vance Texas Municipals Fund
                      Eaton Vance Virginia Municipals Fund
                   Eaton Vance West Virginia Municipals Fund

                         Eaton Vance Municipals Trust II
                         -------------------------------

                  Eaton Vance Florida Insured Municipals Fund
                     Eaton Vance High Yield Municipals Fund
                       Eaton Vance Hawaii Municipals Fund
                       Eaton Vance Kansas Municipals Fund

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                    Eaton Vance Government Obligations Fund
                          Eaton Vance High Income Fund
                       Eaton Vance Strategic Income Fund
                      Eaton Vance Tax-Managed Growth Fund
                  Eaton Vance Tax-Managed Emerging Growth Fund

                      Eaton Vance Special Investment Trust
                      ------------------------------------

                       Eaton Vance Emerging Markets Fund
                         Eaton Vance Greater India Fund
                           Eaton Vance Investors Fund
                       Eaton Vance Special Equities Fund
                             Eaton Vance Stock Fund
                         Eaton Vance Total Return Fund


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                                                              September 16, 1997


                                  Schedule A-1
                                  ------------

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                  Eaton Vance Tax-Managed Emerging Growth Fund


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                                                                October 17, 1997


                                  Schedule A-2
                                  ------------


                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                         Eaton Vance Municipal Bond Fund



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                                                               November 17, 1997


                                  Schedule A-3
                                  ------------


                      Eaton Vance Special Investment Trust
                      ------------------------------------

                   Eaton Vance Russia and Eastern Europe Fund



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                                                                 January 6, 1998


                                  Schedule A-4
                                  ------------


                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                Eaton Vance Tax-Managed International Growth Fund



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                                                                  April 26, 1999


                                  Schedule A-5
                                  ------------

                        Eaton Vance Income Fund of Boston